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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 Current Report

                               Dated May 22, 2007

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000




[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Securities Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Securities Act (17 CFR 240.13e-2(c))




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Item 2.02. Results of Operations and Financial Condition

         On May 22, 2007, Zale Corporation issued a press release reporting its financial results for the third fiscal quarter ended April 30, 2007. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

         The attached press release includes a presentation of earnings and earnings per share for the third quarter and nine months ended April 30, 2007 that excludes the impact of derivative versus hedge accounting on the Company's gold and silver contracts, and reflects lifetime jewelry protection plans as if they were amortized using percentage-of-cost-expected-to-be incurred method. In addition, the attached press release includes a presentation of earnings and earnings per share for the third quarter and nine months ended April 30, 2006, excluding impairment charges associated with closing certain Bailey Banks & Biddle stores, severance charges relating to certain executive management changes, a benefit resulting from the settlement of certain retirement benefit obligations and a benefit from repatriated Canadian earnings under the American Jobs Creation Act. Earnings and earnings per share excluding these items would not be considered measures of financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to earnings and earnings per share as computed under GAAP for the applicable period. Management will use earnings and earnings per share measures adjusted to exclude these items as part of its evaluation of the performance of the Company.

         In addition, the Company believes the adjusted earnings and earnings per share measures provide useful information to investors, particularly in evaluating the performance of the Company in the current year, compared to prior periods and in comparison to the Company's earnings guidance. The Company's earnings guidance for fiscal year 2007 was based on hedge accounting treatment for gold and silver contracts that were entered into to establish the purchase cost of its gold and silver inventory. The Company's adoption of derivative accounting significantly impacted the Company's earnings and earnings per share during the third quarter and nine months ended April 30, 2007. Similarly, the Company believes it is useful to provide investors information regarding its lifetime jewelry protection plans determined on a basis comparable to the prior periods, and on a consistent basis to the Company's earnings guidance. In the second quarter ended January 31, 2007, the Company altered the jewelry protection plan product offering to its customers to increase the price of the products in conjunction with increasing the period under which services could be rendered. Due to the change in the offering, the Company adopted a straight-line method for recognizing revenue associated with these products in lieu of its previous methodology which recognized revenue on a percentage basis over the service period based on how the costs were expected to be incurred. The change in accounting method significantly impacted the Company's earnings and earnings per share during the quarter and nine months ended April 30, 2007. Further, the impairment charges, store closing charges and severance charges and the benefits related to the settlement of certain retirement obligations and repatriated Canadian earnings relate to events that had a significant impact during the applicable quarter or nine month period and will recur in unpredictable amounts and with unpredictable frequency in the future.

         The information set forth under this Item 2.02 and in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




             ZALE  CORPORATION
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             Registrant


Date:    May 22, 2007                   By:   /s/  Cynthia T. Gordon
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                                                   Cynthia T. Gordon
                                                   Senior Vice President,
                                                   Controller
                                                   (principal accounting officer
                                                   of the Registrant)




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                                  EXHIBIT INDEX
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     99.1         Press Release of Zale Corporation issued May 22, 2007.